UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2018

 BIG ROCK PARTNERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 N. Federal Highway Suite 230 Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 734-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 17, 2018, Big Rock Partners Acquisition Corp. (the “Company”) entered into an agreement (the “Agreement”) with Big Rock Partners Sponsor, LLC (the “Sponsor”) and BRAC Lending Group LLC (the “Investor”). Pursuant to the Agreement, the Sponsor transferred an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.001 per share, of the Company (the “Insider Shares”) to the Investor in exchange for the agreements set forth below and aggregate cash consideration of $1.00.

Pursuant to the Agreement, the Sponsor agreed to take all actions reasonably necessary to extend the period of time the Company has to consummate a business combination up to two times for an aggregate of up to six months and the Investor agreed to loan the Company the funds necessary to obtain the extensions (the “Extension(s)”). On November 20, 2018, the Company issued an unsecured promissory note (the “Note”) in favor of the Investor, in the original principal amount of $690,000, to provide the Company the funds necessary to obtain the first three-month Extension. Pursuant to the Agreement, the Investor has also agreed to loan the Company all funds necessary to pay expenses incurred in connection with and in order to consummate a business combination (the “Business Combination Expenses”) and such loans will be added to the Note.

Pursuant to the Agreement, the Sponsor has agreed to be responsible for all liabilities of the Company as of November 17, 2018, except for liabilities associated with the possible redemption of shares by the Company’s shareholders, as described in the Company’s Amended and Restated Certificate of Incorporation. The Sponsor has also agreed to loan the Company the funds necessary to pay the expenses of the Company other than the Business Combination Expenses through the closing of a business combination when and as needed in order for the Company to continue in operation (the “Non-Business Combination Related Expenses”). Upon consummation of a business combination, up to $200,000 of the Non-Business Combination Related Expenses will be repaid by the Company to the Sponsor provided that the Company has funds available to it sufficient to repay such expenses (the “Cap”) as well as to pay for all stockholder redemptions, all Business Combination Expenses, repayment of the Note, and any funds necessary for the working capital requirements of the Company following closing of the business combination. Any remaining amounts in excess of the Cap will be forgiven. If the Company does not consummate a business combination, all outstanding loans made by the Sponsor to cover the Non-Business Combination Related Expenses will be forgiven.

The Insider Shares transferred by the Sponsor will remain in escrow in the name of the Investor, subject to the terms of the Stock Escrow Agreement, dated November 20, 2017, among the Company, the Sponsor and Continental Stock Transfer & Trust Company. Additionally, the Sponsor assigned the registration rights it was granted, pursuant to the Registration Rights Agreement, dated November 20, 2017 between the Company and the Sponsor, with respect to the Insider Shares to the Investor in connection with the transfer.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Agreement, Stock Escrow Letter, Registration Rights Assignment Agreement and Insider Letter, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2018, the Company issued the Note in favor of the Investor, in the original principal amount of $690,000. The Note does not bear interest and matures upon closing of a business combination by the Company. If the Company fails to consummate a business combination, the outstanding debt under the Note will be forgiven, except to the extent of any funds held outside of the Company's trust account after paying all other fees and expenses of the Company. The summary of the Note is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.5 and is incorporated herein by reference.

Item 8.01  Other Events.

On November 19, 2018, the Company issued a press release announcing its intent to obtain the first three-month Extension to complete a business combination from November 22, 2018 to February 22, 2019. A copy of the press release is attached to this report as Exhibit 99.1.

On November 20, 2018, the Company issued a press release announcing the Extension. A copy of the press release is attached to this report as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement, dated November 17, 2018, among the Company, Big Rock Partners Sponsor, LLC and BRAC Lending Group LLC.
10.2	Stock Escrow Agent Letter, dated November 17, 2018.
10.3	Registration Rights Assignment Agreement, dated November 17, 2018.
10.4	Insider Letter, dated November 17, 2018.
10.5	Promissory Note in favor of BRAC Lending Group LLC , dated November 20, 2018.
99.1	Press Release, dated November 19, 2018.
99.2	Press Release, dated November 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG ROCK PARTNERS ACQUISITION CORP.

Dated: November 20, 2018	By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chairman, President and Chief Executive Officer

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